Exhibit 10.15

Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and is the type of information that the Company treats as private or confidential, as indicated by the black shading

Addendum

BUSINESS TRANSFER AGREEMENT

Novation & Assignment of Assets Undertaking

Clause 1 October 2025

Reference is made to the Business Transfer Agreement dated 21 February 2025 (as amended and supplemented by addendums dated 19 September 2025 and 1 October 2025, the “Transfer Agreement”) between the Buyer, on the one hand, and the Sellers and the Promotors. Capitalized terms used and not defined in this Addendum have the meanings attributed to them in the Transfer Agreement. The Transfer Agreement was entered into by the parties in relation to a series of related transactions (the “Restructuring”) for the purpose of the proposed listing on Nasdaq (the date of such initial listing, the “Listing Date”) by Regenique Group Limited, a Cayman company (the Company”), the sole parent company of the Buyer.

This Agreement is being entered into for the benefit of the Buyer by Then Chee Tat (NRIC #         ) and Shiau Ee Leng (NRIC #        ) of                                                    , being the Promotors under the Transfer Agreement and the Directors and Shareholders (collectively, the “Designated Transferors”) of the Sellers, namely:

CLEARSK HEALTHCARE PTE. LTD.

CLEARSK MEDISPA PTE LTD.

CLEARSK MEDI-AESTHETICS (WEST) PTE. LTD.

SGP HEALTHCARE INVESTMENTS PTE LTD

CLEARSK AESTHETICS ACADEMY SDN BHD

In consideration of the foregoing and for any other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Designated Transferors, jointly and severally, hereby agree to the following for the benefit of the Buyer:

1.	Acknowledgements

The Designated Transferors acknowledge the following:

(a)	The material assets constituting the Business (the “Subject Assets”) are identified in the appendixes to the Addendum to the Business Transfer Agreement dated 19 September 2025;

(b)	It has been the parties’ intention that the Business shall be beneficially owned, controlled and operated exclusively by the Company upon the completion of the Restructuring;

(c)	As of the date hereof, title and other legal rights attached to some of the assets to be transferred to the Buyer under the Transfer Agreement have not been assigned to the Buyer; and

(d)	The Designated Transferors have the obligation to take all necessary actions to complete the transfer of the Subject Assets as soon as possible.

2.	Representations and Warranties

The Designated Transferors hereby represent and warrant to the Company the following:

(a)	All of the Subject Assets may be transferred to the Buyer under applicable laws and regulations;

(b)	The Buyer’s ownership, control and operation of the Business will not violate applicable laws and regulations, result in a breach of any contract material to the Business or conflict with any undertakings made by the Designated Transferors to third parties; and

(c)	If third party consent or regulatory approval is necessary to the transfer of a Subject Asset, to their best knowledge after due inquiry, there are no legal or commercial impediments to their procurement of such consent and approval within the timeline contemplated.

3.	Novation and Assignments

Each Designated Transferee hereby undertakes and irrevocably guarantees to the Company that they shall procure the novation of existing contracts, including tenancy agreements, employment agreement and services agreement; the procurement of new clinic licenses; and the assignment of trademarks (in each case, to the extent that such item is a Subject Asset or in the reasonable opinion of the Buyer, an asset that ought to have been identified in the Transfer Agreement as a Subject Asset), such that the Buyer shall have all the legal rights attached to such item as soon as possible, and in any event within a period not exceeding six (6) months from the Listing Date.

For clarity:

(a)	Please refer to Annex 1 Novation Summary and Annex 2 Clinic Licenses & Trademarks

(b)	The Designated Transferors shall ensure that each novation agreement is duly executed by all relevant counterparties, including the existing lessor, the Buyer (as new lessee) and the relevant Seller (as existing lessee), and shall be in a form reasonably acceptable to the Company

(c)	The Designated Transferors shall ensure the clinic licenses and trademarks will be formally assigned and recorded with the Ministry of Health and IPOS (Intellectual Property Office of Singapore) respectively.

(d)	The Designated Transferors shall bear all reasonable costs and expenses associated with the novation and assignment process, including legal and administrative fees.

(e)	If any lease agreement, clinic license and/or trademarks cannot be novated or assigned within the stipulated timeframe due to counterparty refusal or regulatory delay, the Designated Transferors shall (1) promptly notify the Company in writing, detailing the reasons and proposed remedial steps; and (2) indemnify the Company for any loss or liability arising from such delay or failure, subject to a negotiable cap of not more than (a) the total amounts payable to landlords for the remainders of the leases in question; and (b) for clinic licenses & trademarks, an aggregate amount equivalent to the affected clinic’s monthly net profit for each month of delay.

(f)	For the avoidance of doubt, during the interim period prior to completion of such transfer (the “Term”), all revenue generated from the Business shall be assigned to and accrue to the benefit of the Buyer.

(g)	This undertaking shall survive the Listing and remain in full force until all novations and assignments are completed or otherwise resolved to the satisfaction of the Company.

4.	Interim Support and Other Covenants

The Designated Transferors shall, and shall cause the Sellers and their other affiliates to:

(a)	provide, during the Term, all services and supply all goods that are essential to the continued and uninterrupted operation of the Business at the same premises and in a manner substantially consistent with current practices;

(b)	at the request of the Company from time to time, execute and deliver to the Company such documents and take such other action as the Company may reasonably request in order to consummate more effectively the transactions contemplated hereby;

(c)	if the Business has previously relied on any goods and services from the Sellers or their affiliates, to provide such goods and services without interruption on pricing terms based on the cost methodology currently used by such entities to assess to the Business the same or similar services (if higher, then on market terms); and if there is no such current assessment, then at the actual cost of the providing party;

(d)	reimburse the Company for any costs and expenses associated with the transfers, including stamp duties;

(e)	indemnify the Company for all losses (including legal fees) arising from any actions taken by third parties in relation to the transfers, including any eviction by landlords and litigation;

(f)	compensate the Company if a transfer will result in an increase in fees or payments or any material change in other obligations to the Business operator; and

(g)	if for any reason that the Company cannot operate the Business as its full legal owner, enter into contractual arrangements such that the Company will have the power to control the business and receive all the economic interests in the Business to qualify for the “variable interest entity” accounting treatment.

THIS AGREEMENT has been executed on the date stated at the beginning.

Then Chee Tat	Shiau Ee Leng
Director	Director
NRIC No:	NRIC No:

Signed for and on behalf of

Regenique Group Limited

Title:	Group CEO
Name:	Wong Ming Kwong

ANNEX 1

NOVATION SUMMARY

PREMISE	LANDLORD	OUTGOING TENANT	INCOMING TENANT
NOVENA MEDICAL CENTRE - 10 Sinaran Drive #10-10 Square 2, Singapore 307506	Lee Beng Heok [NRIC: ] Wong Ming Ghee [NRIC:	ClearSK Medispa Pte Ltd [UEN: 200900181W]	Biogenisk Pte Ltd [UEN: 202504016K]

NOVENA MEDICAL CENTRE - 10 Sinaran Drive #10-25 and #10-26 Square 2, Singapore 307506	ClearSK Healthcare Pte Ltd [UEN: 200211226Z]	ClearSK Medispa Pte Ltd [UEN: 200900181W]	Biogenisk Pte Ltd [UEN: 202504016K]

NOVENA MEDICAL CENTRE - 10 Sinaran Drive #10-24 Square 2, Singapore 307506	Jelco Properties Pte Ltd [UEN: 198904337N]	ClearSK Healthcare Pte Ltd [UEN: 200211226Z]	Biogenisk Pte Ltd [UEN: 202504016K]

16 Kallang Place #02-24, Singapore 339156	DBS Trustee Limited [UEN: 197502043G]	ClearSK Healthcare Pte Ltd [UEN: 200211226Z]	Biogenisk Pte Ltd [UEN: 202504016K]

1 Raffles Place, #02-21 to 22 One Raffles Place, Singaore 048616	OUB Centre Ltd [UEN: 198002010D]	ClearSK Healthcare Pte Ltd [UEN: 200211226Z]	Biogenisk Pte Ltd [UEN: 202504016K]

SCOTTS MEDICAL CENTRE - 9 Scotts Road #07-03 Pacific Plaza, Singapore 228210	Orchard Parksuites Pte Ltd [UEN: 199206423E]	ClearSK Healthcare Pte Ltd [UEN: 200211226Z]	Biogenisk Pte Ltd [UEN: 202504016K]

SCOTTS MEDICAL CENTRE - 9 Scotts Road #07-04 to 06 Pacific Plaza, Singapore 228210	Orchard Parksuites Pte Ltd [UEN: 199206423E]	ClearSK Healthcare Pte Ltd [UEN: 200211226Z]	Biogenisk Pte Ltd [UEN: 202504016K]

WESTGATE MALL - 3 Gateway Drive #03-12, Singapore 608532	JG Trustee Pte Ltd [UEN: 201017357Z]	ClearSK Medi-Aesthetics (West) Pte Ltd [UEN: 201210218W]	Biogenisk Pte Ltd [UEN: 202504016K]

ANNEX 2 - CLINIC LICENSES & TRADEMARKS

NO.	CLINIC LICENSE
1	CSH - Licence No. L/16M0203/MDS/002/232 issued to CSH pursuant to section 11(1)(a) of the Healthcare Services Act 2020 of Singapore in respect of outpatient medical services at ClearSK @ Premier Aesthetic Clinic Scotts, from 11 July 2023 to 10 July 2025
2	CSM - Licence No. L/15C0349/MDS/004/242 issued to CSM pursuant to section 11(1)(a) of the Healthcare Services Act 2020 of Singapore in respect of outpatient medical services at ClearSK @ Novena Aesthetic Clinic, from 24 October 2024 to 23 October 2026
3	CWE – Licence No. 16M0179/05/225 issued to CWE pursuant to section 6(2) of the Private Hospitals and Medical Clinics Act in respect of the operation of a medical clinic and the provision of aesthetic services at ClearSK @ Westgate Mall, from 28 October 2022 to 27 October 2027

TRADEMARKS

Proprietor Name	Trademark	Registration No.	Class	Country	Renewal Date
ClearSK Aesthetics Pte Ltd		T1305673Z	5, 44	Singapore	April 10, 2033
ClearSK Healthcare Pte. Ltd.		40202120783X	5, 44	Singapore	August 31, 2031
ClearSK Healthcare Pte. Ltd.		T1110499J	5, 44	Singapore	August 1, 2031
ClearSK Healthcare Pte. Ltd.		T1110500H	5, 44	Singapore	August 1, 2031
ClearSK Healthcare Pte. Ltd.		40202115956W	5, 44	Singapore	July 5, 2031
ClearSK Healthcare Pte. Ltd.		40201907028U	3, 5, 44	Singapore	March 29, 2029
ClearSK Healthcare Pte. Ltd.		40201609687X	44	Singapore	June 17, 2026
ClearSK Healthcare Pte. Ltd.		40202326306U	5, 44	Singapore	November 28, 2033
ClearSK Healthcare Pte. Ltd.		40201916908S	3, 5, 44	Singapore	August 2, 2029
ClearSK Healthcare Pte. Ltd.		40201907027S	3, 5, 44	Singapore	March 29, 2029
ClearSK Healthcare Pte. Ltd.		40201609689S	44	Singapore	June 17, 2026
ClearSK Healthcare Pte. Ltd.		40201609686T	44	Singapore	June 17, 2026
ClearSK Healthcare Pte. Ltd.		40201609685U	44	Singapore	June 17, 2026
ClearSK Healthcare Pte. Ltd.		40201609683R	44	Singapore	June 17, 2026
ClearSK Healthcare Pte. Ltd.		40201607797P	44	Singapore	May 9, 2026
ClearSK Healthcare Pte. Ltd.		40201607796R	44	Singapore	May 9, 2026
ClearSK Healthcare Pte. Ltd.		40202508234W	3,5, 44	Singapore	April 4, 2035

Proprietor Name	Trademark	Application No.	Class	Country	Application Date
ClearSK Healthcare Pte. Ltd.		40202511163Y	3,5, 44	Singapore	May 8, 2025